Exhibit 10.5

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective April 27, 2017)

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made effective as of the date set forth on the signature page hereto (hereinafter called the “Date of Grant”), between Regional Management Corp., a Delaware corporation (hereinafter called the “Company”), and the individual set forth on the signature page hereto (hereinafter called the “Participant”), pursuant to the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective April 27, 2017), as it may be further amended and/or restated (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.

1.	Grant of Award.

The Company hereby grants to the Participant a Restricted Stock Award for shares of Common Stock (the “Award”), subject to the terms and conditions of the Plan and this Agreement, for the number of shares of Common Stock (the “Shares”) set forth on the signature page hereto, subject to adjustment as set forth in the Plan.

2.	Definitions.

Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)    Cause. “Cause” shall mean a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “Cause” as defined under the Participant’s employment, change in control, consulting or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any such agreement (or, if any such agreement does not define “Cause”), then “Cause” shall mean: (A) the Participant’s engagement in misconduct which is materially injurious to the Company or its Affiliates, (B) the Participant’s continued refusal to substantially perform his duties to the Company, (C) the Participant’s repeated dishonesty in the performance of his duties to the Company, (D) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from, the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least one year or (E) the Participant’s material breach of any confidentiality, non-solicitation or non-competition covenant entered into between the Participant and the Company. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive. Without in any way limiting the effect of the foregoing, for purposes of the Plan and this Agreement, a Participant’s employment or service shall also be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, a termination for Cause.

(b)    Good Reason. “Good Reason” shall mean (i) “Good Reason” as defined under the Participant’s employment, change in control, consulting or other similar agreement with the Company or an Affiliate, if any, or (ii) if the Participant has not entered into any agreement (or, if any such agreement does not define “Good Reason”), then a “Good Reason” shall mean any of the following without the Participant’s consent: (A) with respect to Employees or Consultants, a change caused by the Company in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the Company, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of the Company generally); and (B) with respect to Directors, the Participant’s ceasing to serve as a Director, or, if the Company is not the surviving Company in a Change of Control event, a member of the board of directors of the surviving entity, in either case, due to the Participant’s failure to be nominated to serve as a director of such entity or the Participant’s failure to be elected to serve as a director of such entity, but not due to the Participant’s decision not to continue service on the Board of Directors of the Company or the board of directors of the surviving entity, as the case may be; provided that, in any case, notwithstanding anything to the contrary in the foregoing subparts (i) or (ii), the Participant shall only have “Good Reason” to terminate employment or service following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within thirty (30) days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within sixty (60) days after such event has first occurred. The determination of “Good Reason” shall be made by the Administrator and its determination shall be final and conclusive.

(c)    Qualifying Termination. “Qualifying Termination” shall mean, with respect to Employees and Consultants, the termination of employment or service (i) as a result of the Participant’s death or Disability, (ii) by the Company and its Affiliates without Cause, or (iii) by the Participant with Good Reason.

3.	Vesting; Forfeiture.

(a)    Subject to the Participant’s continued employment or service through the applicable vesting date and except as otherwise provided in this Section 3, the Award shall vest at the time(s) set forth on the signature page hereto. The Administrator has authority to determine whether and to what degree the Award shall be deemed vested.

(b)    Notwithstanding Section 3(a) herein, with respect to Employees and Consultants, in the event that the Participant’s employment or service with the Company is terminated due to a Qualifying Termination, then a pro-rata portion of the unvested Shares subject to the Award as of each applicable vesting date, determined as of the date of the Qualifying Termination in accordance with the provisions of this Section 3(b), shall be deemed vested. The pro-rata portion of the unvested Shares subject to the Award that shall be deemed vested as of each applicable vesting date shall be determined by multiplying the total number of the unvested Shares subject to vesting on the applicable vesting date, by a fraction, the numerator of which is the number of calendar days from the Date of Grant through the date of the Qualifying Termination, and the denominator of which is the total number of calendar days in the period commencing on the Date of Grant and ending on the applicable vesting date. The remaining unvested Shares subject to the Award shall be forfeited as of the date of the Qualifying Termination.

(c)    Notwithstanding Section 3(a) herein, with respect to Directors, in the event that the Participant’s employment or service with the Company is terminated due to death or Disability, then the Award shall, to the extent not then vested or previously forfeited or cancelled, become fully vested effective as of the Participant’s Termination Date.

(d)    Notwithstanding Section 3(a) herein, in the event of a Change of Control, then the Award shall, to the extent not then vested or previously forfeited or cancelled, become vested as follows:

(i)    To the extent that the successor or surviving company in the Change of Control event does not assume or substitute for the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Administrator) as Awards outstanding under the Plan immediately prior to the Change of Control event, the Award shall become fully vested as of the date of the Change of Control.

(ii)    Further, in the event that the Award is substituted, assumed or continued as provided in Section 3(d)(i) herein, the Award will nonetheless become vested if the Participant’s employment or service is terminated by the Company and its Affiliates without Cause or by the Participant with Good Reason within six months before (in which case vesting shall not occur until the effective date of the Change of Control) or one year after the effective date of a Change of Control (in which case vesting shall occur as of the Participant’s Termination Date).

(e)    If the Participant’s employment or service with the Company is terminated for any reason other than a Change of Control, a Qualifying Termination with respect to Employees and Consultants, or death or disability with respect to Directors as provided herein (including but not limited to a termination for Cause), the unvested portion of the Award shall immediately terminate and the Participant shall have no rights with respect to the Award or the Shares underlying the unvested portion of the Award.

4.	Rights as a Stockholder; Settlement of Award.

(a)    The Participant shall not have any rights to dividends, voting rights or other rights of a stockholder with respect to Shares subject to an Award unless and until certificates for such shares have been issued to him (or other written evidence of ownership in accordance with Applicable Law has been provided). A certificate or certificates for Shares subject to the Award (or other written evidence of ownership) shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Notwithstanding the foregoing, the Administrator may (i) require that the Participant deliver certificates (or other written evidence of ownership) for the Shares to the Administrator or its designee to be held in escrow until the Award vests and is no longer subject to a substantial risk of forfeiture (in which case the Shares will be promptly released to the Participant) or is forfeited (in which case the Shares will be returned to the Company without the payment of consideration therefor); and/or (ii) require that the Participant deliver to the Company a stock power or similar instrument, endorsed in blank, related to the Shares subject to the Award which are subject to forfeiture. Except as otherwise provided in the

Plan or this Agreement, the Participant shall have all voting, dividend and other rights of a stockholder with respect to the Shares following issuance of the certificate or certificates (or other written evidence of ownership) for the Shares; provided, however, that if any dividends are declared and paid by the Company with respect to such Shares, such dividends shall be subject to the same vesting schedule, forfeiture terms and other restrictions as are applicable to the Shares upon which such dividends are paid.

(b)    Notwithstanding any other provision of the Plan or this Agreement to the contrary, no Shares shall be distributable upon vesting of the Award prior to the completion of any registration or qualification of the Award or the Shares under any Applicable Law (including, but not limited to, the requirements of the Securities Act) that the Administrator shall in its sole discretion determine to be necessary or advisable.

(c)    The Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him (subject to any Code Section 409A requirements), any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves. Notwithstanding the foregoing, the issuance of Shares may, in the Company’s discretion, be effected on a non-certificated basis, to the extent permitted under the Plan.

(d)    The Award, if vested in accordance with the terms of this Agreement, shall be payable in whole Shares. The total number of Shares that may be acquired upon vesting of the Award (or portion thereof) shall be rounded down to the nearest whole share.

5.	No Right to Continued Employment or Service; No Right to Further Awards.

Neither the Plan nor this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employ or service of the Company or interfere in any way with the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the unvested portion of the Award shall terminate on the Participant’s Termination Date. The grant of the Award does not create any obligation to grant further awards.

6.	Legend on Certificates.

The Shares acquired upon vesting of the Award shall be subject to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed and any other Applicable Law, and the Administrator may cause a legend or legends to be put on any certificates for such Shares to make appropriate reference to such restrictions.

7.	Transferability.

The Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

8.	Withholding; Tax Consequences.

(a)    Prior to the delivery of a certificate or certificates for the Shares subject to the Award (or other written evidence of ownership), the Participant may be required to pay to the Company or any Affiliate in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company or an Affiliate to such authority for the account of the Participant. Notwithstanding the foregoing, the Company shall have the right and is hereby authorized to withhold (including from payroll or any other amounts payable to the Participant), any applicable withholding taxes in respect of the Award, its vesting or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes. Without limiting the generality of the foregoing, to the extent permitted by the Administrator, the Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of shares of Common Stock held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise deliverable to the Participant hereunder Shares with a Fair Market Value as of the date that the amount of tax to be withheld is determined no greater than the aggregate amount of such withholding obligations based on the maximum statutory withholding rate in the Participant’s applicable jurisdiction for federal, state, local and foreign income and payroll tax purposes. The Participant further agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with the Award.

(b)    The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) with respect to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Award and/or the acquisition or disposition of the Shares subject to the Award and that he has been advised that he should consult with his own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

9.	Compliance with Applicable Law.

Upon the acquisition of any Shares pursuant to the vesting of the Award, the Participant will make or enter into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with Applicable Law or with the Plan or this Agreement. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Company shall not be obligated to issue, deliver or transfer Shares, to make any other distribution of benefits or to take any other action, unless such delivery, distribution or action is in compliance with Applicable Law (including but not limited to the requirements of the Securities Act).

10.	Notices.

Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel or business records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware without regard to conflicts of laws, and in accordance with applicable federal laws of the United States. Any and all disputes between the Participant or any person claiming through him and the Company or any Affiliate relating to the Plan or this Agreement shall be brought only in the state courts of Greenville, South Carolina, or the United States District Court for the District of South Carolina, Greenville division, as appropriate.

12.	Award Subject to Plan.

By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and Plan prospectus. The Participant acknowledges and agrees that the Award is subject to the Plan. The terms and provisions of the Plan, as they may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any express term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail, unless the Administrator determines otherwise.

13.	Signature in Counterparts.

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.	Amendment; Waiver; Superseding Effect.

This Agreement may be modified or amended as provided in the Plan. The waiver by the Company of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. The Agreement supersedes any statements, representations or agreements of the Company with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements.

15.	Recoupment and Forfeiture.

As a condition to receiving the Award, the Participant agrees that he shall abide by the Company’s Compensation Recoupment Policy and Stock Ownership and Retention Policy (including but not limited to such policy’s stock retention requirements) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Law.

16.	Administration.

The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan, including but not limited to the sole authority to determine whether and to what degree the Award is earned and vested. Any interpretation of this Agreement by the Administrator and any decision made by it with respect to this Agreement is final and binding.

17.	Severability.

The provisions of this Agreement are severable and if any one or more provisions shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

18.	Right of Offset.

Notwithstanding any other provision of the Plan or this Agreement, the Company may at any time (subject to any Code Section 409A considerations) reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Company or an Affiliate that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

[Signature Page to Follow]

SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the Date of Grant specified below.

Date of Grant:	[ ]

Shares Subject to Award:	[ ]

Vesting Date(s):	[ ]

Participant:

Printed Name: [ ]

Regional Management Corp.

By:
Name:	[ ]
Its:	[ ]